Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ARXIS, INC.

The current name of this corporation is Arxis, Inc. (the “Corporation”). The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 3, 2025, under its current name. Pursuant to Section 241 of the General Corporation Law of the State of Delaware, the undersigned hereby certifies that the Corporation has not received any payment for its capital stock and that this amended and restated certificate of incorporation, which restates, integrates and amends the provisions of the certificate of incorporation, has been duly adopted in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware. The Corporation’s certificate of incorporation is hereby amended and restated to read in its entirety as follows:

Article 1. Name

The name of the Corporation is Arxis, Inc.

Article 2. Registered Office and Agent

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

Article 3. Purpose and Powers

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, “Delaware Law”).

Article 4. Capital Stock

A. Authorized Shares

The total number of shares of stock that the Corporation shall have authority to issue is [•] shares, which shall be divided into two classes, consisting of (i) [•] shares of common stock, par value $0.01 per share (“Common Stock”), which shall be divided into four series, consisting of [•] shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), [•] shares of Class B common stock, par value $0.01 per share (“Class B Common Stock”), [•] shares of Class C common stock, par value $0.01 per share (“Class C Common Stock”), and one share of convertible common stock, par value $0.01 per share (“Convertible Common Stock”), and (ii) [•] shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”).

The Corporation’s board of directors (the “Board of Directors”) is hereby empowered, without any action or vote by the Corporation’s stockholders (except as may otherwise be provided by the terms of any series of Preferred Stock then outstanding), to authorize by resolution or resolutions from time to time the issuance, out of any theretofore authorized but unissued and undesignated shares of Preferred Stock, of one or more series of Preferred Stock and to fix the designations, powers (including voting powers), preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such series of Preferred Stock and the number of shares constituting each such series, and to increase or decrease the number of shares of any such series, to the extent permitted by Delaware Law.

B. Powers and Rights of Common Stock

The description of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Convertible Common Stock, and the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, are as follows:

1. Identical Rights. Except as otherwise expressly provided by this amended and restated certificate of incorporation (as the same may be amended, modified, supplemented and/or restated from time to time, the “Certificate of Incorporation”) or required by applicable law, shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Convertible Common Stock shall have the same rights, powers and privileges and rank equally (including as to dividends and distributions, and in any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects as to all matters.

2. Reclassification, Split, Subdivision or Combination. If the Corporation in any manner reclassifies, splits, subdivides or combines the outstanding shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Convertible Common Stock, the outstanding shares of each other series of Common Stock shall concurrently therewith be proportionately reclassified, split, subdivided or combined in a manner that maintains the same proportionate equity ownership among the holders of the outstanding shares of Class A Common Stock, the holders of the outstanding shares of Class B Common Stock, the holders of the outstanding shares of Class C Common Stock and the holders of the outstanding shares of Convertible Common Stock on the record date for such reclassification, split, subdivision or combination, as the case may be.

3. Voting Rights. Except as otherwise expressly provided by this Certificate of Incorporation or required by applicable law, holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Convertible Common Stock shall vote together as a single class on all matters on which stockholders of the Corporation generally are entitled to vote. To the fullest extent permitted by law, except as otherwise expressly provided by this Certificate of Incorporation or otherwise required by applicable law, (i) each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders of the Corporation generally are entitled to vote, (ii) each holder of Class B Common Stock, as such, shall be entitled to twenty votes for each share of Class B Common Stock held of record by such holder on all matters on which stockholders of the Corporation generally are entitled to vote, (iii) each holder of Class C Common Stock, as such, shall not be entitled to vote on and shall not have any voting power with respect to shares of Class C Common Stock held of record by such holder on any matter on which stockholders of the Corporation generally are entitled to vote, and (iv) each holder of Convertible Common Stock, as such, shall be entitled to vote on as converted basis, irrespective of whether the Convertible Stock Conversion Conditions have been met, on all matters on which stockholders of the Corporation generally are entitled to vote. Notwithstanding anything to the contrary in this Certificate of Incorporation, except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such affected series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) or pursuant to Delaware Law. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) without a separate class vote of the holders of Common Stock or Preferred Stock irrespective of the provisions of Section 242(b)(2) of Delaware Law.

4. Dividends. Whenever a dividend is paid to the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock or Convertible Common Stock then outstanding, the Corporation shall also pay to the holders of each other series of Common Stock then outstanding an equal dividend per share on an equal priority, pari passu basis, unless different treatment of the shares of each such series is or has been approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class C Common Stock entitled to vote thereon, and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Convertible Common Stock entitled to vote thereon, each voting separately as a class; provided, however, that (x) if the dividend is paid in the form of shares of Class A Common Stock, Class B Common Stock or Class C Common Stock (or securities convertible into or exchangeable for, or that evidence the right to purchase or acquire, shares of Class A Common Stock, Class B Common Stock or Class C Common Stock), then the holders of Class A Common Stock shall receive shares of Class A Common Stock (or securities convertible into or exchangeable for, or that evidence the right to purchase or acquire, shares of Class A Common Stock), holders of Class B Common Stock or Convertible Common Stock shall receive shares of Class B Common Stock (or securities convertible into or exchangeable for, or that evidence the right to purchase or acquire, shares of Class B Common Stock) and holders of Class C Common Stock shall receive shares of Class C Common Stock (or securities convertible into or exchangeable for, or that evidence the right to purchase or acquire, shares of Class C Common Stock), with each share of Common Stock receiving an identical number of shares of Common Stock (or securities convertible into or exchangeable for, or that evidence the right to purchase or acquire, shares of Common Stock), (y) if the dividend is paid in securities of the Corporation other than those in clause (x), then the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Convertible Common Stock will receive identical securities on an equal per share basis and (z) if the dividend is paid in securities of a Person other than the Corporation, then the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Convertible Common Stock will either receive identical securities on an equal per share basis or receive different classes or series of securities of such Person on an equal per share basis, provided that such different classes or series of securities do not differ in any respect other than their relative voting rights, with holders of Class B Common Stock and Convertible Common Stock receiving the class or series of securities having higher relative voting rights as compared to, and proportional with the existing relative voting rights of, the holders of Class A Common Stock, and holders of Class A Common Stock receiving securities of a class or series having lesser relative voting rights as compared to, and proportional with the existing relative voting rights of, the holders of Class B Common Stock, and holders of Class C Common Stock receiving securities of a class or series having no voting rights. No dividends shall be paid in the form of shares of Convertible Common Stock. For the avoidance of doubt, the right of holders of shares of Convertible Common Stock to receive dividends or other distributions is not contingent on the Conversion Conditions having been met.

5. Mergers and Consolidations. In connection with any merger or consolidation of the Corporation with or into any other entity, or any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Convertible Common Stock shall be treated equally, identically and ratably, on a per share basis, including with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to holders of Common Stock, unless different treatment of the shares of each such series is or has been approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class C Common Stock entitled to vote thereon and the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Convertible Common Stock entitled to vote thereon, each voting separately as a class; provided, however, the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Convertible Common Stock shall be deemed to have been treated equally, identically and ratably, on a per share basis, and no such separate class votes shall be required, if such holders receive different classes or series of securities on an equal per share basis, provided that such different classes or series of securities do not differ in any respect other than their relative voting rights, with holders of Class B Common Stock and Convertible Common Stock receiving the class or series of securities having higher relative voting rights as compared to, and proportional with the existing relative voting rights of, the holders of Class A Common Stock, and holders of Class A Common Stock receiving securities of a class or series having lesser relative voting rights as compared to, and proportional with the existing relative voting rights of, the holders of Class B Common Stock, and holders of Class C Common Stock receiving securities of a class or series having no voting rights. Notwithstanding anything to the contrary in this Certificate of Incorporation, in determining whether shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Convertible Common Stock will be treated equally, identically and ratably, on a per share basis, the following shall not be considered: (i) any consideration to be paid to or received by a holder of Common Stock pursuant to any indemnification, bona fide employment, consulting, severance or similar services arrangement and (ii) any consideration to be paid to or received by a holder of Common Stock pursuant to any negotiated agreement between such holder (or any affiliate thereof) with any counterparty (or affiliate thereof) to such merger, consolidation or other transaction wherein such holder (or affiliate thereof) is contributing, selling, transferring or otherwise disposing of shares of the Corporation’s capital stock to such counterparty (or affiliate thereof), or such shares are being converted or exchanged, as part of a “rollover” or similar transaction in connection with such merger, consolidation or other transaction.

6. Liquidation and Dissolution. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the payment in full of the preferential or other amounts to which any series of Preferred Stock are entitled (i) shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be treated equally, identically and ratably, on a per share basis, and be entitled to receive an equal amount per share of all the assets of the Corporation of whatever kind available for distribution to holders of shares of any class of capital stock of the Corporation, unless different treatment of the shares of each such series is or has been approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class C Common Stock entitled to vote thereon, each voting separately as a class, and (ii) subject to the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, if any, being entitled to receive an amount per share equal to at least 3.0 times the IPO Price, shares of Convertible Common Stock shall be treated equally, identically and ratably, on a per share, as converted, basis with shares of Class A Common Stock and shares of Class B Common Stock, and be entitled to receive an equal amount per share of all the assets of the Corporation of whatever kind available for distribution to holders of shares of Class A Common Stock, shares of Class B Common Stock and shares of Class C Common Stock, if any, irrespective of whether the Conversion Conditions have been met, unless different treatment of the shares of Convertible Common Stock is or has been approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Convertible Common Stock entitled to vote thereon.

7. Redemption of Convertible Common Stock. On or after the 12-year anniversary of the closing date of the IPO, the Corporation may, at the election of the disinterested directors at that time, redeem any unconverted share of Convertible Common Stock at its option, in whole or in part, at any time and from time to time, for cash at a price per share equal to the amount that would be payable on such share of Convertible Common Stock in a liquidation of the Corporation as of the redemption date.

8. Forfeiture of Convertible Common Stock. Any and all shares of Convertible Common Stock shall be forfeited (the “Forfeiture”) on the earlier of (i) the Price Forfeiture Date if the price of the shares of Class A Common Stock has been equivalent to less than 1.5 times the IPO Price based on the daily volume weighted average price of the shares of Class A Common Stock for 75.0% of the trading days in the 12-month period ending on the trading day immediately preceding the Forfeiture Date, and (ii) the Termination Forfeiture Date. The Forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the applicable Forfeiture Date. Notwithstanding such Forfeiture, such person shall remain liable to the Corporation for any amounts that were due and payable to the Corporation as of the applicable Forfeiture Date with respect to such shares. Any shares of Convertible Common Stock forfeited pursuant to this Article 4.B.8 shall be cancelled. Upon any such Forfeiture, the holder shall cease to be a stockholder of the Corporation with respect to the forfeited shares, and, if certificated, shall surrender to the Corporation for cancellation the certificate or certificates representing the forfeited shares.

9. Restrictions on Transfers of Convertible Common Stock. Shares of Convertible Common Stock shall not be transferred other than pursuant to a Permitted Transfer.

C. Conversion

1. Voluntary Conversion of Class B Common Stock. Subject to this Article 4.C, each share of Class B Common Stock shall be voluntarily convertible into one fully paid and non-assessable share of Class A Common Stock at the option of the holder of such share of Class B Common Stock at any time and from time to time and without payment of additional consideration by such holder.

2. Mechanics of Voluntary Conversion of Class B Common Stock. In order for a holder of shares of Class B Common Stock to voluntarily convert such shares of Class B Common Stock into shares of Class A Common Stock pursuant to Article 4.C.1, such holder shall (i) provide written notice (“Conversion Notice”) to the Corporation’s transfer agent at the office of the transfer agent for the Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent for the Common Stock), stating the number of shares of Class B Common Stock that such holder elects to convert (and, if applicable, any event on which such conversion is contingent) and such holder’s name or the names of the nominees in which such holder wishes the shares of Class A Common Stock to be issued and (ii) surrender the certificate or certificates, if any, representing such shares of Class B Common Stock (or, if such holder alleges that such certificate has been lost, stolen or destroyed, an affidavit stating that such certificate has been lost, stolen or destroyed and an agreement reasonably acceptable to the Corporation (which may include a requirement to post a bond) to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate (a “Lost Certificate Affidavit and Agreement”)) at the Corporation’s principal executive offices. If required by the Corporation, any certificate or certificates so surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form reasonably satisfactory to the Corporation, duly executed by the registered holder or by such registered holder’s attorney duly authorized in writing. Upon the receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the documents provided by this Article 4.C.2 (the “Voluntary Conversion Time”), the shares of Class A Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date and all rights with respect to the shares of Class B Common Stock, converted at such Voluntary Conversion Time shall terminate, except for only (i) the rights of the holder of such shares to receive any dividends declared but unpaid on the shares of Class B Common Stock held of record by such holder as of the record date for such dividend, if such record date was at or prior to the Voluntary Conversion Time, that have been converted into shares of Class A Common Stock at such Voluntary Conversion Time, and (ii) if the shares of Class B Common Stock converted at such Voluntary Conversion Time were represented by a certificate or certificates immediately prior to such Voluntary Conversion Time and less than all of the shares of Class B Common Stock represented by any one certificate were converted at such Voluntary Conversion Time, the rights of the holder of such shares to receive a new certificate representing the shares of Class B Common Stock not so converted at such Voluntary Conversion Time.

3. Mandatory Conversion of Class B Common Stock. Each share of Class B Common Stock shall automatically, without any further action by the Corporation or the holder thereof, be converted into one fully paid and non-assessable share of Class A Common Stock upon the earliest to occur of (each, a “Class B Mandatory Conversion Time”): (i) a Transfer other than a Permitted Transfer of such share of Class B Common Stock; (ii) such share of Class B Common Stock being held by a Person other than a Permitted Transferee; (iii) the approval of such conversion by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, voting separately as a class, and the satisfaction or occurrence of any condition or event on which such conversion is contingent, as specified in such approval; and (iv) 5:00 p.m., New York time, on the first Business Day after the date on which both (A) outstanding shares of Class B Common Stock constitute less than 10% of the aggregate number of outstanding shares of Common Stock and (B) the Sponsor (and its Permitted Transferees) ceases to Beneficially Own a number of shares of Class B Common Stock that is greater than or equal to 35% of the number of shares of Class B common stock issued to the Sponsor or transferred or to be transferred to the Sponsor in respect of the shares of Class B Common Stock Beneficially Owned by the Funds immediately after the initial closing of the initial public offering of the Corporation’s Class A Common Stock.

4. Policies and Procedures with Respect to Class B Common Stock. The Corporation may, from time to time, require that a holder of shares of Class B Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of shares of Class B Common Stock and to confirm that a conversion to shares of Class A Common Stock has not occurred. Promptly following any conversion of Class B Common Stock at a Class B Mandatory Conversion Time, each holder of shares of Class B Common Stock that have been converted into shares of Class A Common Stock at such Class B Mandatory Conversion Time shall surrender the certificate or certificates, if any, representing such shares of Class B Common Stock (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a Lost Certificate Affidavit and Agreement) to the Corporation’s transfer agent at the office of the transfer agent for the Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent for the Common Stock). If required by the Corporation, any certificate or certificates so surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by such registered holder’s attorney duly authorized in writing. Upon the occurrence of a Class B Mandatory Conversion Time, the shares of Class A Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date and all rights with respect to the shares of Class B Common Stock converted at such Class B Mandatory Conversion Time shall terminate, except for only (i) the rights of the holder of such shares to receive any dividends declared but unpaid on the shares of Class B Common Stock held of record by such holder as of the record date for such dividend, if such record date was at or prior to the Class B Mandatory Conversion Time, that have been converted into shares of Class A Common Stock at such Class B Mandatory Conversion Time, and (ii) if the shares of Class B Common Stock converted at such Class B Mandatory Conversion Time were represented by a certificate or certificates immediately prior to such Class B Mandatory Conversion Time and less than all of the shares of Class B Common Stock represented by any one certificate were converted at such Class B Mandatory Conversion Time, the rights of the holder of such shares to receive a new certificate representing the shares of Class B Common Stock not so converted at such Class B Mandatory Conversion Time.

5. Mandatory Conversion of Class C Common Stock. Each share of Class C Common Stock shall automatically, without any further action by the Corporation or the holder thereof, be converted into one fully paid and non-assessable share of Class A Common Stock upon the earliest to occur of (each, a “Class C Mandatory Conversion Time”): (i) the date on which no shares of Class B Common Stock are outstanding; and (ii) the approval of such conversion by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, voting separately as a class, and the satisfaction or occurrence of any condition or event on which such conversion is contingent, as specified in such approval.

6. Policies and Procedures with Respect to Class C Common Stock. Promptly following any conversion of Class C Common Stock at a Class C Mandatory Conversion Time, each holder of shares of Class C Common Stock that have been converted into shares of Class A Common Stock at such Class C Mandatory Conversion Time shall surrender the certificate or certificates, if any, representing such shares of Class C Common Stock (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a Lost Certificate Affidavit and Agreement) to the Corporation’s transfer agent at the office of the transfer agent for the Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent for the Common Stock). If required by the Corporation, any certificate or certificates so surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by such registered holder’s attorney duly authorized in writing. Upon the occurrence of a Class C Mandatory Conversion Time, the shares of Class A Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date and all rights with respect to the shares of Class C Common Stock converted at such Class C Mandatory Conversion Time shall terminate, except for only the rights of the holder of such shares to receive any dividends declared but unpaid on the shares of Class C Common Stock held of record by such holder as of the record date for such dividend, if such record date was at or prior to the Class C Mandatory Conversion Time, that have been converted into shares of Class A Common Stock at such Class C Mandatory Conversion Time.

7. Voluntary Conversion of Convertible Common Stock. Subject to this Article 4.C and to the Convertible Stock Conversion Conditions having been met, each share of Convertible Common Stock shall be voluntarily convertible into a number of fully paid and non-assessable shares of Class B Common Stock (or, if no shares of Class B Common Stock are outstanding at the time of such voluntary conversion, shares of Class A Common Stock) equal to the Conversion Ratio at the option of the holder of such share of Convertible Common Stock at any time and from time to time prior to the Conversion Expiration Date and without payment of additional consideration by such holder.

8. Mechanics of Voluntary Conversion of Convertible Common Stock. In order for a holder of shares of Convertible Common Stock to voluntarily convert such shares of Convertible Common Stock into shares of Class B Common Stock pursuant to Article 4.C.7, such holder shall (i) provide written notice (“Convertible Stock Conversion Notice”) to the Corporation’s transfer agent at the office of the transfer agent for the Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent for the Common Stock), (A) stating the number of shares of Convertible Common Stock that such holder elects to convert (and, if applicable, any event on which such conversion is contingent) and such holder’s name or the names of the nominees in which such holder wishes the shares of Class B Common Stock or Class A Common Stock, as applicable, to be issued, (B) stating the number of shares Class B Common Stock or Class A Common Stock, as applicable, to be issued to such holder or such holder’s nominees (C) certifying that the Convertible Stock Conversion Conditions have been met and that the Conversion Expiration Date has not occurred and (D) setting forth in reasonable detail such holders’ calculation of the second condition in the definition of “Convertible Stock Conversion Conditions” and (ii) surrender the certificate or certificates, if any, representing such shares of Convertible Common Stock (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a Lost Certificate Affidavit and Agreement) at the Corporation’s principal executive offices. If required by the Corporation, any certificate or certificates so surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form reasonably satisfactory to the Corporation, duly executed by the registered holder or by such registered holder’s attorney duly authorized in writing. Upon the receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the documents provided by this Article 4.C.8 (the “Convertible Stock Voluntary Conversion Time”), the shares of Class B Common Stock or Class A Common Stock, as applicable, issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date and all rights with respect to the shares of Convertible Common Stock, converted at such Convertible Stock Voluntary Conversion Time shall terminate, except for only (i) the rights of the holder of such shares to receive any dividends declared but unpaid on the shares of Convertible Common Stock held of record by such holder as of the record date for such dividend, if such record date was at or prior to the Convertible Stock Voluntary Conversion Time, that have been converted into shares of Class B Common Stock or Class A Common Stock, as applicable at such Voluntary Conversion Time, and (ii) if the shares of Convertible Common Stock converted at such Convertible Stock Voluntary Conversion Time were represented by a certificate or certificates immediately prior to such Convertible Stock Voluntary Conversion Time and less than all of the shares of Convertible Common Stock represented by any one certificate were converted at such Convertible Stock Voluntary Conversion Time, the rights of the holder of such shares to receive a new certificate representing the shares of Convertible Common Stock not so converted at such Convertible Stock Voluntary Conversion Time.

9. Mandatory Conversion of Convertible Common Stock. Irrespective of whether the Conversion Conditions have been met, each share of Convertible Common Stock shall automatically, without any further action by the Corporation or the holder thereof, be converted into a number of fully paid and non-assessable shares of Class B Common Stock (or, if no shares of Class B Common Stock are outstanding at the time of such automatic conversion, shares of Class A Common Stock) equal to the Conversion Ratio upon a Qualifying Change of Control Transaction (the “Convertible Mandatory Conversion Time”).

10. Policies and Procedures with Respect to Convertible Common Stock. The Corporation may, from time to time, require that a holder of shares of Convertible Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of shares of Convertible Common Stock and to confirm that a conversion to shares of Class B Common Stock or Class A Common Stock, as applicable, has not occurred. Promptly following any conversion of Convertible Common Stock at a Convertible Mandatory Conversion Time, each holder of shares of Convertible Common Stock that have been converted into shares of Class B Common Stock or Class A Common Stock, as applicable, at such Convertible Mandatory Conversion Time shall surrender the certificate or certificates, if any, representing such shares of Convertible Common Stock (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a Lost Certificate Affidavit and Agreement) to the Corporation’s transfer agent at the office of the transfer agent for the Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent for the Common Stock). If required by the Corporation, any certificate or certificates so surrendered shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by such registered holder’s attorney duly authorized in writing. Upon the occurrence of a Convertible Mandatory Conversion Time, the shares of Class B Common Stock or Class A Common Stock, as applicable, issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date and all rights with respect to the shares of Convertible Common Stock converted at such Convertible Mandatory Conversion Time shall terminate, except for only (i) the rights of the holder of such shares to receive any dividends declared but unpaid on the shares of Convertible Common Stock held of record by such holder as of the record date for such dividend, if such record date was at or prior to the Convertible Mandatory Conversion Time, that have been converted into shares of Class B Common Stock or Class A Common Stock, as applicable, at such Convertible Mandatory Conversion Time, and (ii) if the shares of Convertible Common Stock converted at such Convertible Mandatory Conversion Time were represented by a certificate or certificates immediately prior to such Convertible Mandatory Conversion Time and less than all of the shares of Convertible Common Stock represented by any one certificate were converted at such Convertible Mandatory Conversion Time, the rights of the holder of such shares to receive a new certificate representing the shares of Convertible Common Stock not so converted at such Convertible Mandatory Conversion Time.

11. Conversion Ratio; Adjustments. The “Conversion Ratio” shall be equal to the product of (i) 1.25% of the Company’s fully diluted capital stock (including Class B Common Stock or Class A Common Stock, as applicable, issuable upon such conversion) outstanding at the time of conversion multiplied by (ii) (A) two times (B) the value of one minus the quotient of (x) the IPO Price divided by (y) the stock price per Class A common share at the time of conversion, as determined by the arithmetic average of the daily volume-weighted average prices of shares of the Class A Common Stock on Nasdaq (or such other principal stock exchange on which such shares are traded at the time of exercise) over the 30 trading day period immediately preceding the conversion date; provided that if the number of issued and outstanding shares of Class B Common Stock or Class A Common Stock, as applicable, is increased by a capitalization, stock split, stock aggregation, stock subdivision, stock dividend, reorganization, reclassification, consolidation, merger or sale or other similar event, then, on the effective date of such capitalization, stock split, stock aggregation, stock subdivision, stock dividend, reorganization, reclassification, consolidation, merger or sale or other similar event, the Conversion Ratio in effect for the Convertible Common Stock shall be increased proportionately so that the share of Convertible Common Stock shall thereafter be convertible into such number of shares of Class B Common Stock or Class A Common Stock, as applicable, as would have been issuable had the conversion occurred immediately prior to such event, adjusted to reflect such event, in order that the holder of such share of Convertible Common Stock shall receive the same proportionate interest in the Corporation immediately after such event as immediately prior thereto. Notwithstanding anything else in this Certificate of Incorporation, (i) prior to satisfaction of the Convertible Stock Conversion Conditions, each holder of Convertible Common stock, as such, is entitled to vote, to consent, to receive dividends, if any, to receive notices as stockholders with respect to any meeting of stockholders and to exercise any rights whatsoever as our stockholders in an amount of equal to the number of shares of Class B Common Stock that represent 1.25% of the Company’s fully diluted capital stock, and (ii) after satisfaction of the Convertible Stock Conversion Conditions, if ever, each holder of convertible stock, as such, is entitled, on an as-converted basis, to vote, to consent, to receive dividends, if any, to receive notices as stockholders with respect to any meeting of stockholders and to exercise any rights whatsoever as our stockholders until such time as each holder of Convertible Common Stock becomes a holder of the shares of our Common Stock issued upon conversion of the Convertible Common Stock.

12. Effect of Conversion. Any shares of Class B Common Stock converted pursuant to this Certificate of Incorporation shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred, and the authorized number of shares of Class B Common Stock shall be automatically reduced accordingly. Any shares of Class C Common Stock converted pursuant to this Certificate of Incorporation shall be automatically and immediately cancelled and retired. Any shares of Convertible Common Stock converted pursuant to this Certificate of Incorporation shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred, and the authorized number of shares of Convertible Common Stock shall be automatically reduced accordingly.

D. Reservation of Stock

The Corporation shall at all times while shares of Class B Common Stock or Class C Common Stock are outstanding reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the outstanding shares of Class B Common Stock and Class C Common Stock, such number of shares of Class A Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Class C Common Stock into shares of Class A Common Stock. The Corporation shall at all times while shares of Convertible Common Stock are outstanding reserve and keep available out of its authorized but unissued shares of Class B Common Stock (or, from such time as no shares of Class B Common Stock are outstanding, shares of Class A Common Stock), solely for the purpose of effecting the conversion of the outstanding shares of Convertible Common Stock, such number of shares of Class B Common Stock or Class A Common Stock, as applicable, as will from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Common Stock into shares of Class B Common Stock or Class A Common Stock, as applicable.

E. No Further Issuances

Except for any dividend payable in accordance with Article 4.B.4, any consideration to be paid to or received in connection with any merger or consolidation of the Corporation, or any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, in accordance with Article 4.B.5, or a reclassification, split, subdivision or combination in accordance with Article 4.B.2, the Corporation shall not issue any additional shares of Class B Common Stock after the initial closing of the initial public offering of the Corporation’s Class A Common Stock.

The Corporation shall not issue any additional shares of Class C Common Stock or Convertible Common Stock after the date on which no shares of Class B Common Stock is outstanding.

Article 5. Bylaws

The Board of Directors shall have the power to adopt, amend or repeal, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with Delaware Law or this Certificate of Incorporation.

The stockholders may adopt, amend or repeal, in whole or in part, the Bylaws only with the affirmative vote of the holders of not less than 75% of the voting power of all outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Article 6. Board of Directors

A. Power of the Board of Directors

Except as otherwise provided by this Certificate of Incorporation or Delaware Law, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. Number, Election and Removal of Directors

1. Number. Subject to the special rights of the holders of any outstanding series of Preferred Stock, voting separately as a separate series or together with the holders of one or more other series, to elect directors, the total number of directors constituting the Board of Directors shall be a number not less than three nor more than nine, with the exact number of directors to be determined from time to time exclusively by the affirmative vote of a majority of the members of the Board of Directors then in office.

2. Classification and Term. Prior to the Triggering Event, the directors shall form one class. Each director shall serve for a term ending on the date of the first annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors in office at the Effective Time shall serve for a term ending on the date of the first annual meeting of stockholders following the initial public offering of the Corporation’s Class A Common Stock. Notwithstanding the foregoing, each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal from office. In no event will a decrease in the number of directors shorten the term of any incumbent director.

Following the Triggering Event, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected; provided that directors initially designated as Class I directors shall serve for a term ending on the date of the first annual meeting of stockholders following the Triggering Event, directors initially designated as Class II directors shall serve for a term ending on the date of the second annual meeting of stockholders following the Triggering Event and directors initially designated as Class III directors shall serve for a term ending on the date of the third annual meeting of stockholders following the Triggering Event. Notwithstanding the foregoing, each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal from office. The Board of Directors is authorized to assign members of the Board of Directors in office immediately prior to the Triggering Event to such classes at the time such classification becomes effective. In no event will a decrease in the number of directors shorten the term of any incumbent director.

3. Election. There shall be no cumulative voting in the election of directors. Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

4. Vacancies. Vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or otherwise of a director or directors and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director (and not by stockholders), and each director so elected shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal from office.

5. Removal. Prior to the Triggering Event, no director may be removed from office except with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Following the Triggering Event, no director may be removed from office except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

6. Definition. For purposes of this Certificate of Incorporation, “Triggering Event” means date (if any) on which the Sponsor, the Funds and their respective Permitted Transferees cease to Beneficially Own shares of capital stock of the Corporation representing a majority of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

C. Preferred Stock Directors

Notwithstanding any other provision of this Article 6, and except as otherwise required by law, whenever the holders of any outstanding series of Preferred Stock shall have the right, voting separately as a series or together with one or more other series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of Preferred Stock as set forth in this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) and such directors shall not be included in any of the classes created pursuant to Article 6.B unless expressly provided by such terms. Except as otherwise provided for or fixed pursuant to the provisions of Article 4, whenever the holders of any outstanding series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to said provisions, the terms of office of all directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal from office of such additional directors, shall forthwith terminate (in which case such director shall cease to be qualified as a director and shall cease to be a director) and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.

Article 7. Meetings and Actions of Stockholders

A. Special Meetings

Special meetings of the stockholders may be called only by the Board of Directors, the Chairperson of the Board of Directors, the Corporation’s Chief Executive Officer or the holders of a majority of the then-outstanding shares of Class B Common Stock. Notwithstanding the foregoing, whenever holders of any outstanding series of Preferred Stock shall have the right, voting separately as a series or together with one or more other series of Preferred Stock, to elect directors, such holders may call, pursuant to the terms of such series of Preferred Stock adopted by resolution or resolutions adopted by the Board of Directors pursuant to Article 4.A hereto, a special meeting of the holders of such series of Preferred Stock for the purpose of voting on the election or removal of any such director.

B. Action by Written Consent of Stockholders without a Meeting

Prior to the Triggering Event, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken upon the vote of stockholders at an annual or special meeting of stockholders or by written consent of stockholders without a meeting.

Following the Triggering Event, subject to the rights of the holders of any series of Preferred Stock then outstanding, as may be set forth in the resolution or resolutions adopted by the Board of Directors pursuant to Article 4.A hereto for such series of Preferred Stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting of stockholders and may not be taken by written consent of stockholders without a meeting.

Article 8. Indemnification

A. Limited Liability

To the fullest extent permitted by Delaware Law, no director or officer (within the meaning of Section 102(b)(7) of Delaware Law) of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any amendment, repeal or elimination of this Article 8 or the adoption of any provision of the Certificate of Incorporation inconsistent with this Article 8, shall not affect its application with respect to an act or omission by a director or officer occurring before such amendment, adoption, repeal or elimination.

B. Right to Indemnification

Each person (and the heirs, executors or administrators of such person) (a “Covered Person”) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer, is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation. The right to indemnification conferred in this Article 8 upon each Covered Person shall also include the right to be paid by the Corporation the expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 8 or otherwise. The right to indemnification and advancement of expenses conferred in this Article 8 upon a Covered Person shall be a contract right and shall not be exclusive of any rights provided in the Bylaws, any agreement between the Corporation and any Covered Persons or by resolution of the Board of Directors.

The Corporation may, by action of its Board of Directors, provide indemnification and advancement of expenses to any employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

C. Insurance

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

D. Non-Exclusivity of Rights

The rights and authority conferred in this Article 8 shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.

E. Preservation of Rights

Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

Article 9. Dispute Resolution

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of Delaware Law, this Certificate of Incorporation or the Bylaws or as to which Delaware Law confers jurisdiction on the Court of Chancery of the State of Delaware and (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware; provided that the foregoing provision shall not apply to claims brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or any rule or regulation promulgated thereunder (the “Securities Act”), the Securities Exchange Act of 1934, as amended, or any rule or regulation promulgated thereunder (the “Exchange Act”) or any claim for which the U.S. federal courts have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the U.S. federal courts shall be the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or the Exchange Act.

The Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall have the fullest authority allowed by law to issue an anti-suit injunction to enforce this forum selection clause and to preclude suit in any other forum. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to this Article 9 and to have consent to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin, or otherwise enforce this Article 9 with respect to, any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Article 9 (an “Inconsistent Action”) and (ii) having service of process made upon such person or entity in any such proceeding by service upon such person’s or entity’s counsel in such Inconsistent Action as agent for such person or entity.

Article 10. Corporate Opportunities

To the fullest extent permitted by law, no Identified Person shall (i) have any duty to refrain from directly or indirectly engaging in the same or similar business activities or lines of business in which the Corporation or any of its subsidiaries now engages or proposes to engage or otherwise competing with the Corporation or any of its subsidiaries or (ii) be liable to the Corporation or its stockholders or subsidiaries for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Corporation or any of its subsidiaries; provided that the Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation. Subject to the proviso in the foregoing sentence, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Corporation or any of its subsidiaries, to the fullest extent permitted by law, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its subsidiaries and shall not be liable to the Corporation or its stockholders or subsidiaries for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not communicate information regarding such corporate opportunity to the Corporation or its subsidiaries.

Notwithstanding anything to the contrary, the provisions of this Article 10 shall not release any Person who is or was an employee of the Corporation or any of its subsidiaries from any obligations or duties that such Person may have pursuant to any other agreement that such Person may have with the Corporation or any of its subsidiaries.

For the purposes of this Article 10, a potential corporate opportunity shall not be deemed to be a corporate opportunity for the Corporation or any of its subsidiaries if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted, to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to this Article 10.

Article 11. Amendments

The Corporation reserves the right to amend, alter, change or repeal this Certificate of Incorporation in any manner permitted by Delaware Law and this Certificate of Incorporation and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Article 4.B, Article 4.C, Article 5, Article 6, Article 7, Article 8, Article 9, Article 10 and this Article 11 may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would be inconsistent with the provisions set forth in any of Article 4.B, Article 4.C, Article 5, Article 6, Article 7, Article 8, Article 9, Article 10 or this Article 11, unless, in addition to any vote required by Delaware Law, such action is approved by the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Article 12. Definitions

For purposes of this Certificate of Incorporation:

•

“affiliate,” with respect to a specified Person, means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

•

“Beneficially Owned” (including the terms “Beneficial Ownership” and “Beneficially Owns”) has such meaning as is set forth in Rule 13d-3 of the Exchange Act (as defined below) in effect as of the Effective Date.

•	“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

•

“control” (including the terms “controlling,” “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

•	“Conversion Expiration Date” means the 10-year anniversary of the closing date of the IPO.

•

“Convertible Stock Conversion Conditions” means the following two conditions, both of which must be met: (i) the five year anniversary of the closing date of the IPO must have occurred and (ii) as of the conversion date, the price of the shares of Class A Common Stock has been equivalent to at least 2.0 times the IPO Price based on the daily volume weighted average price of the shares of Class A Common Stock for 20 trading days over the 30 trading day period ending on the trading day immediately preceding the conversion date (subject to adjustment to reflect stock splits, stock dividends, reorganizations, reclassifications, consolidations, mergers or sales or similar events).

•	“Forfeiture Date” means the Price Forfeiture Date and the Termination Forfeiture Date.

•	“Funds” means investment funds managed by the Sponsor.

•

“Identified Persons” means the Sponsor, any investment fund managed by the Sponsor, any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or any of their respective affiliates, other than the Corporation and any of its subsidiaries.

•	“IPO” means the initial public offering of the Corporation on the New York Stock Exchange or the NASDAQ.

•	“IPO Price” means the initial price per share of Class A Common Stock paid by the public in the IPO.

•	“Non-Employee Director” means a member of the Board of Directors who is not an employee of the Corporation or any of its subsidiaries.

•

“Permitted Transfer” means a Transfer from a holder of shares of Class B Common Stock or Convertible Common Stock, as applicable, to any Permitted Transferee, or a transfer from a Permitted Transferee to another Permitted Transferee or back to such original holder.

•	“Permitted Transferee” means (i) any Fund, (ii) any affiliate of the Sponsor, other than the Funds, and (iii) any entity controlled by any of the foregoing.

•	“Person” means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

•	“Price Forfeiture Date” means the 11-year anniversary of the closing date of the IPO.

•

“Qualifying Change of Control Transaction” means a merger or consolidation of the Corporation, or any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation as a result of which the Sponsor and/or its affiliates shall no longer control the Corporation; provided that (i) the consideration per share payable in such transaction is equivalent to at least 2.0 times the IPO Price, and (ii) the closing of such transaction occurs on or after the third anniversary of the closing date of the IPO.

•	“Sponsor” means Arcline Investment Management LP and its founding partners.

•

“Termination Forfeiture Date” means the date on which the Amended and Restated Advisory and Consulting Services Agreement between Arcline Investment Management LP and the Company dated as of [•], 2026 (as amended or supplemented from time to time) is terminated pursuant to its terms.

•

“Transfer” of a share of Class B Common Stock or a share of Convertible Common Stock, as applicable, shall mean any direct or indirect sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share (a “transfer”), whether or not for value and whether voluntary or involuntary or by merger, consolidation or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock or a share of Convertible Common Stock, as applicable, to a broker or other nominee (regardless of whether there is a corresponding change in Beneficial Ownership), a transfer of a share of Class B Common Stock or a share of Convertible Common Stock, as applicable, among two or more unaffiliated or unrelated holders, or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise (unless, in each case, otherwise explicitly exempted from the definition of “Transfer” hereunder), provided, however, that the following shall not be considered a “Transfer”: (i) the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders; (ii) the pledge of shares of Class B Common Stock or shares of Convertible Common Stock, as applicable, by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer; (iii) the fact that the spouse of any holder of shares of Class B Common Stock or shares of Convertible Common Stock, as applicable, possesses or obtains an interest in such holder’s shares of Class B Common Stock or shares of Convertible Common Stock, as applicable, arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock or shares of Convertible Common Stock, as applicable,; provided that any transfer of shares by any holder of shares of Class B Common Stock or shares of Convertible Common Stock, as applicable, to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Transfer” of such shares of Class B Common Stock or shares of Convertible Common Stock, as applicable, unless otherwise exempt from the definition of “Transfer”; (iv) entering into a trading plan pursuant to Rule 10b5-1 under the Exchange Act with a broker or other nominee where the holder entering into the plan retains Voting Control over the shares; provided, however, that a Transfer of such shares of Class B Common Stock or a share of Convertible Common Stock, as applicable, by such broker or other nominee shall constitute a “Transfer” at the time of such Transfer; or (v) entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a merger or consolidation of the Corporation, or any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, or taking any actions contemplated thereby; provided that such merger, consolidation or other transaction and such agreement or understanding were approved by the Board of Directors in advance of the entry into such agreement or understanding.

•

“Voting Control” means, with respect to a share of Class B Common Stock or a share of Convertible Common Stock, as applicable, the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Class B Common Stock or share of Convertible Common Stock, as applicable, by proxy, voting agreement or otherwise.

***

This Amended and Restated Certificate of Incorporation of the Corporation shall be effective at 8:00 a.m. (ET) on [•], 2026 (the “Effective Time”).

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on [•]. 2026.

Arxis, Inc.

By:
Name: Azad Badakhsh
Title: Chief Financial Officer